VOID AFTER 5:00 P.M., PHILADELPHIA TIME, ON APRIL 24, 2002 OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., PHILADELPHIA TIME, ON THE NEXT FOLLOWING BUSINESS DAY.

               WARRANT TO PURCHASE 100,000 SHARES OF COMMON STOCK
                         OF MICROLEAGUE MULTIMEDIA, INC.

NO. 1/PJOF

                     TRANSFER RESTRICTED -- SEE SECTION 6.02

                    For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Microleague Multimedia, Inc., a Pennsylvania corporation (the "Company"), and intending to be legally bound hereby, the Company hereby grants to Penn Janney Opportunities Fund, L.P. ("Penn Janney") and its registered, permitted assigns (collectively, the "Warrantholder"), subject to the terms and conditions hereof, the right and option to purchase One Hundred Thousand (100,000) fully-paid and nonassessable shares of the Company's $.01 par value common stock (the "Common Stock") (the "Penn Janney Shares").

                                    ARTICLE I

                    Section 1.01: Definition of Terms. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

                        (a) Business Day: A day other than a Saturday, Sunday or other day on which banks in the Commonwealth of Pennsylvania are authorized by law to remain closed.

                        (b) Common Stock: Common Stock, $0.01 par value, of the Company.

                        (c)  Common  Stock  Equivalents:   Securities  that  are
convertible into or exercisable or exchangeable for shares of Common Stock or of which Common Stock is a part.

                        (d) Exchange Act: The Securities Exchange Act of 1934, as amended.

                        (e) Exercise Price Per Share: 85% of the Fair Market Value of a share of the Common Stock on (i) the date of this Warrant (which the Warrantholder and the Company agree is the amount set forth on the signature page hereof); or (ii) the trading day immediately preceding the date of exercise of this Warrant, with respect to each particular exercise hereof, subject in either such case to adjustment as provided in Article III hereof, whichever is lower.

                                      (1)

                        (f) Fair Market Value: The term "Fair Market Value" with respect to a share and a date shall mean the average closing price of a share of the Company's common stock for the five (5) trading days immediately before such date on the national securities exchange (or NASDAQ, SmallCap or National Market System, as the case may be) where such shares are traded, or if such shares are not then traded on a national securities exchange or on NASDAQ, SmallCap or National Market System, the average of the closing bid and closing asked prices of such a share for the five (5) trading days immediately before such date. A trading day is one on which at least one trade of the Company's common stock is reported by such securities exchange or NASDAQ, as the case may be.

                        (g) Holder: A Holder of this Warrant or of Registrable Securities.

                        (h) NASD:  National  Association of Securities  Dealers,
Inc.

                        (i) Penn Janney Shares: The shares of Common Stock issuable upon exercise of this Warrant.

                        (j) Person: An individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government or any department or agency thereof, or any other entity.

                        (k) Prospectus: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

                        (l) Public Offering: A public offering of any of the Company's equity or debt securities pursuant to a registration statement under the Securities Act.

                        (m) Registrable Securities: The Penn Janney Shares and all other securities that may be or are issued upon the exercise of this Warrant, including those which may thereafter be issued in respect of any such securities by means of any stock splits, stock dividends, recapitalizations or the like, and as adjusted pursuant to Article III hereof.

                        (n)   Registration   Rights   Agreement:   That  certain
Registration Rights Agreement dated the date of this Warrant between

                                      (2)
the Company and Penn Janney providing for certain registration rights relating to, among other things, the Penn Janney Shares.

                        (o) Registration Statement: Any registration statement of the Company filed or to be filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference by such registration statement.

                        (p) SEC: The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

                        (q) Securities Act: The Securities Act of 1933, as amended.

                        (r) Warrant: This warrant, and all other warrants that may be issued in its place or in exchange or satisfaction therefor, including without limitation, any issued pursuant to Section 2.02(c) hereof. This Warrant is sometimes herein referred to as the "Penn Janney Warrant."

                        (s) Warrant Expiration Date: 5:00 P.M., Philadelphia time, on April 24, 2002 or, if such day is not a Business Day, the next succeeding day which is a Business Day.

                        (t) Warrantholder: The person(s) or entity(ies) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

                                   ARTICLE II

                        Duration and Exercise of Warrant

                    Section 2.01: Duration of Warrant. Subject to the terms contained herein, this Warrant may be exercised from time to time at any time after 9:00 A.M., Philadelphia time, on April 26, 1997, and before the Warrant Expiration Date. If this Warrant is not exercised in full on or before the Warrant Expiration Date, it shall become void to the extent not exercised, and all unexercised rights hereunder shall thereupon cease.

                    Section 2.02:  Exercise of Warrant.

                        (a) The Warrantholder may exercise this Warrant, in whole or in part, from time to time as follows:

                                      (3)

                                     (1) At any time  after  the date  hereof by
                    presentation and surrender of this Warrant to the Company at its corporate office at 1001 Millersville Road, Lancaster, Pennsylvania 17604-4547, with the Subscription Form annexed hereto duly executed and accompanied by payment (by certified or official bank check payable to the order of the Company) of the Exercise Price Per Share for each Penn Janney Share to be purchased; or

                                     (2)   Unless   the   Penn   Janney   Shares
                    underlying this Warrant have been registered under the Securities Act and all applicable state laws, at any time on or after September 25, 1998, by presentation and surrender of this Warrant to the Company at its corporate office set forth above, with a Cashless Exercise Form annexed hereto duly executed (a "Cashless Exercise"), for the number of Penn Janney Shares specified in the Cashless Exercise Form. Such presentation and surrender shall be in lieu of the Warrantholder's obligation to pay in cash all or any portion of the aggregate Exercise Price Per Share. In the event of a Cashless Exercise, the Warrantholder shall be entitled to receive that number of Penn Janney Shares determined by multiplying the number of Penn Janney Shares for which the Warrantholder desires to exercise this Warrant by a fraction, the numerator of which shall be an amount equal to the then current Fair Market Price of a share of Common Stock less the Exercise Price Per Share (but not less than zero), and the denominator of which shall be the then current Fair Market Price of a share of Common Stock.

                        (b) Upon receipt of this Warrant with either the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price Per Share as set forth in Section 2.02(a), or the Cashless Exercise Form duly executed, in each case for the Penn Janney Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock which constitute the number of Penn Janney Shares for which this Warrant is being exercised or the net amount thereof which the Warrantholder is entitled to receive upon a Cashless Exercise (adjusted to reflect the effect of the anti-dilution provisions contained in Article III hereof, if any, and as provided in Section 4.04 hereof) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder.

                        (c) In case the Warrantholder shall exercise this Warrant with respect to fewer than all of the Penn Janney Shares that may be purchased under this Warrant, the Company shall execute a new

                                      (4)
warrant in the form of this Warrant for the balance of such Penn Janney Shares and promptly deliver such new warrant to the Warrantholder.

                        (d) The Company shall pay any and all documentary, stamp, transfer or other transactional taxes attributable to the issuance of this Warrant or any Penn Janney Shares. The Company shall not, however, be required to pay any tax imposed on income or gross receipts of the Warrantholder or any tax which may be payable by the Warrantholder in respect of any transfer involved in the issuance or delivery of this Warrant in a name other than that of the Warrantholder at the time of surrender and, until the payment of such tax, shall not be required to issue such Penn Janney Shares.


                                   ARTICLE III

                      Adjustment of Shares of Common Stock
                        Purchasable and of Exercise Price

                    The Exercise Price Per Share and the number and kind of Common Stock shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article III.

                    Section 3.01: Mechanical Adjustments. (a) If at any time prior to the exercise of this Warrant in full, the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in either case in shares of Common Stock or Common Stock Equivalents; (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares;
(iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Exercise Price Per Share in effect at the time of the record date of such dividend distribution, subdivision, combination, reclassification or recapitalization shall be equitably adjusted to the extent (if any) necessary so that the Warrantholder shall be entitled to receive, upon exercise of this Warrant, the aggregate number and kind of shares of Common Stock which, if this Warrant had been exercised in full immediately prior to such time, such Warrantholder would have owned upon such exercise(s) and been entitled to receive upon such dividend, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.01(a) shall be made whenever any event listed in this
Section 3.01(a) shall occur.

                        (b) If at any time prior to the exercise of this Warrant in full, the Company shall issue or distribute to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a dividend distribution,
combination,   reclassification  or

                                      (5)
recapitalization referred to in Section 3.01(a), and excluding cash dividends or cash distributions paid out of surplus, earnings or net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Exercise Price Per Share shall be decreased immediately after the effective date of such Special Dividend to a price determined by multiplying the Exercise Price Per Share then in effect by a fraction the numerator of which shall be the then current Exercise Price Per Share on such effective date less the fair market value (as determined in good faith by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock, and the denominator of which shall be the then current Exercise Price Per Share. Any adjustment required by this Section 3.01(b) shall be made whenever the effective date of any such Special Dividend occurs.

                        (c) If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to the holders of shares of Common Stock of profits legally available therefor and dividends or distributions covered by Section 3.01(a) or (b), or subscription rights, options or warrants for, or the sale of, Common Stock or Common Stock Equivalents for a price less than 80% of the then fair market value thereof, then in each such case the Exercise Price Per Share in effect after the effective date of such distribution shall be adjusted to the price determined by multiplying the Exercise Price Per Share in effect immediately prior thereto by a fraction, the numerator of which shall be (i) the total number of shares of Common Stock outstanding multiplied by (ii) difference between the current Exercise Price Per Share and the Fair Market Value (as determined in good faith by the Company's Board of Directors) of such assets or evidences of indebtedness so distributed or of such Common Stock subscription rights, options and warrants or of such Common Stock Equivalents applicable to one share of Common Stock, and the denominator of which shall be (i) the total number of shares of Common Stock outstanding multiplied by (ii) the current Exercise Price Per Share. Any adjustment required by this Section 3.01(c) shall be made whenever the effective date of any such distribution occurs. To the extent such shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price Per Share shall be readjusted to the Exercise Price Per Share which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered, but no such readjustment shall have the effect of increasing the Exercise Price Per Share to an amount which exceeds the lower of (i) the

                                      (6)

Exercise Price Per Share on the original adjustment date (prior to the original adjustment) or (ii) the Warrant Exercise Price that would have resulted from any other adjustments pursuant to this Article III (other than adjustments for the issuance of subscription rights, options or warrants which expire unexercised).

                        (d) No adjustment in the Exercise Price Per Share shall be required in the case of (i) the issuance by the Company of options to purchase shares of the Company's Common Stock which, together with all other options outstanding at the time of such issuance, in the aggregate, give the holders thereof the right to acquire up to 15% of the then current outstanding shares of Common Stock, pursuant to the Company's Stock Option Plan or Plans in effect on the date hereof or any stock option plan adopted after the date hereof for the benefit of officers and directors of the Company and the issuance by the Company of shares upon the exercise of such options, and (ii) the issuance by the Company of Common Stock pursuant to the exercise of any currently issued and outstanding warrant. The number of shares of Common Stock set forth in this paragraph (d) is subject to adjustment in accordance with any anti-dilution provisions existing on the date hereof under the terms of the instruments governing their issuance.

                        (e) Whenever the Exercise Price Per Share payable upon exercise of this Warrant is adjusted pursuant to one or more of paragraphs (a),
(b) and (c) of this Section 3.01, the number of Penn Janney Shares purchasable hereunder shall simultaneously be adjusted by multiplying the number of Penn Janney Shares immediately prior to the event giving rise to such adjustment by the Exercise Price Per Share in effect on the date thereof and dividing the product so obtained by the Exercise Price Per Share, as adjusted.

                        (f) No adjustment in the Exercise Price Per Share shall be required unless such adjustment would require an increase or decrease of at least five cents ($.05) in such price; provided, however, that any adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 3.01 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                        (g) If at any time, as a result of any adjustment made pursuant to Section 3.01(a), the Warrantholder shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this
Section 3.01.

                                      (7)

                        (h) In case any event shall occur as to which the other provisions of this Article III are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Holders of Warrants representing the right to purchase a majority of the Penn Janney Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Penn Janney Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Holder of this Warrant and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

                        (i) If, as a result of an  adjustment  made  pursuant to
this Article III, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company (other than as may be contemplated by this Warrant), the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine in good faith the allocation of the adjusted per share price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

                    Section 3.02: Notice of Adjustment. Whenever the number of Penn Janney Shares or the Exercise Price Per Share is adjusted as herein provided, the Company shall prepare and deliver to each Warrantholder a certificate signed by its President and Treasurer or Secretary, setting forth the adjusted number of Penn Janney Shares purchasable upon exercise of this Warrant, and the Exercise Price of such securities after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

                    Section 3.03: No Adjustment for Dividends. Except as provided in Sections 3.01 (b) and (c) of this Agreement, no adjustment in respect of any cash dividends shall be made during the term of this Warrant or upon the exercise of this Warrant.

                    Section 3.04: Preservation of Purchase Rights in Certain Transactions. In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party, or in case of any sale or conveyance to another entity of all or substantially all of the property of the Company, or in the case of any statutory exchange of securities with another corporation

                                      (8)

(including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article III with respect to the rights and interests thereafter of the Warrantholder to the end that the provisions set forth in this Article III shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The provisions of this Section 3.04 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances which occur prior to the exercise, repurchase or expiration of this Warrant. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be jointly and severally responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of such provisions so proposed to be made, shall be mailed to the WarrantHolders not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

                    Section 3.05: Form of Warrant After Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant or Exercise Price Per Share or the number or kind of the Penn Janney Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

                    Section 3.06: Limitation on Adjustments. Notwithstanding anything to the contrary contained or implied in this Article III, the adjustments to the Exercise Price Per Share provided for herein shall be made only to the Exercise Price Per Share determined in accordance with clause (i) of the definition of such term, unless the event giving rise to such adjustment occurs during the period beginning the fifth trading day immediately preceding the date on which the Cashless Exercise Form or Subscription Form is executed and sent to the Company, and ending on the date of delivery of the shares of Common Stock with respect to such exercise, in which case the adjustments shall be made to the Exercise Price Per Share determined in accordance with clauses
(i) and (ii) of the definition of such term.

                                      (9)

                                   ARTICLE IV

                            Other Provisions Relating
                           to Rights of Warrantholder

               Section   4.01:   No   Rights   as   Shareholders;    Notice   to
Warrantholders. Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder in its position as such or upon its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Warrantholder if, at any time prior to the expiration or exercise in full of this Warrant, any of the following events shall occur:

                  (a) the  Company  shall  effect  any  transactions  subject to
Section 3.01 with respect to the holders of shares of Common Stock;

                  (b) the Company shall offer to all holders of shares of Common Stock any additional shares of Common Stock or Common Stock Equivalents or any right to subscribe thereto;

                  (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, or sale of all, or substantially all, of its property, assets, and business as an entirety) shall be approved; or

                  (d) any consolidation of the Company with or merger of the Company into another corporation, or in the case of any sale or conveyance to another entity of the property of the Company, as an entirety or substantially as an entirety.

Such notice shall be given not later than ten days prior to the date fixed as a record date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution, or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be, the date of any shareholder meeting scheduled in connection therewith, and the anticipated payment or closing date in connection therewith. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

                                      (10)

               Section 4.02: Lost, Stolen, Mutilated or Destroyed Warrants. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its reasonable discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

               Section 4.03: Reservation of Shares.

                  (a) The Company shall at all times reserve and keep available for the exercise of this Warrant such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant.

                  (b) The Company covenants and agrees that all shares of Common Stock issued on exercise of this Warrant will, upon payment of the respective Exercise Price therefor in accordance with the terms hereof, be validly issued, fully paid, nonassessable and free of any preemptive or similar rights.

               Section 4.04: No Fractional Shares. Anything contained herein to the contrary notwithstanding, the Company shall not be required to issue any fraction of a share in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 4.04, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant and receipt of the Exercise Price Per Share, issue the smaller number of whole Penn Janney Shares purchasable upon exercise of this Warrant and shall make an equitable cash adjustment in respect of such fraction of a share to which the Warrantholder would otherwise be entitled.

                                    ARTICLE V

                           Treatment of Warrantholder

                    Prior to due presentment for registration of transfer of all or any portion of this Warrant in compliance with Section 6.02 hereof, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary. Upon such due presentment, the Company shall register the transfer and the assignee on its books and records.

                                   ARTICLE VI

                                      (11)

                             Split-Up, Combination.
                        Exchange and Transfer of Warrants

                    Section 6.01: Split-Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 6.02 hereof, this Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Penn Janney Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrant to be so split up, combined or exchanged. Upon any such surrender for a split up, combination or exchange, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrants. This Warrant may be transferred by a Holder in whole or in part, at any time and from time to time, subject to the restrictions set forth in Section 6.02.

                    Section 6.02: Restrictions on Transfer. Neither this Warrant nor any of the shares of Common Stock issued upon the exercise hereof may be sold, hypothecated, assigned or transferred (any such action, a "Transfer"), unless (i) the Company has received from Holder's counsel an opinion reasonably satisfactory to the Company and its counsel that such transfer may be made without compliance with the registration provisions of the Securities Act and that the proposed transfer may be made without violation of the Securities Act and any applicable state securities law, or (ii) a registration statement filed by the Company covering the securities to be transferred is in effect under the Securities Act and there has been compliance with the applicable state securities laws.

                                   ARTICLE VII

                                  Other Matters

                    Section 7.01: Expenses of Transfer. The Company shall from time to time promptly pay, subject to the provisions of Section 6.01 and paragraph (d) of Section 2.02, all documentary, stamp, transfer or other transactional taxes that may be imposed upon the Company in respect to the issuance or delivery of Penn Janney Shares upon the exercise of this Warrant by the Warrantholder.

                    Section 7.02: Successors and Assigns. All the covenants, obligations and provisions of this Warrant by or for the benefit of

                                      (12)
the Company and the Warrantholder shall bind and inure to the benefit of their respective successors and assigns hereunder.

                    Section 7.03: Amendments and Waivers. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waiver or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section 7.03 whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

                    Section 7.04: Counterparts. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                    Section  7.05:Governing  Law. This Warrant shall be governed
by  and  construed  in  accordance   with  the  laws  of  the   Commonwealth  of
Pennsylvania, without regard to the law of conflicts.

                    Section 7.06: Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                    Section 7.07: Integration/Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                    Section 7.08: Notices. Notice or demand pursuant to this Warrant to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by overnight courier, addressed, until another address is designated in writing by the Company, as follows:

                             Microleague Multimedia, Inc.
                             1001 Millersville Road
                             Lancaster, Pennsylvania 17604-4547

                    Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Warrantholder or a Holder of

Penn Janney Shares shall be sufficiently given or made if sent by registered or certified mail, postage prepaid, or by overnight courier to such Holder at its last known address as it shall appear on the books of the Company.

                    Section 7.09: Headings. The headings herein have been inserted for convenience of reference only and are not part of this Warrant and shall not affect the interpretation thereof.

                    IN WITNESS WHEREOF, this Warrant has been duly executed by the Company this 25th day of April, 1997.

                                        MICROLEAGUE MULTIMEDIA, INC.


                                        By:  /s/ Neil B. Swartz
                                                 Neil B. Swartz,
                                        Title:   Chairman and Chief
                                                 Executive Officer

                                        The undersigned accepts this Warrant and agrees to abide by the terms herein which are applicable to the Holder.

                                        PENN JANNEY OPPORTUNITIES FUND, L.P.


                                        By:  Penn Janney GP, L.L.C.
                                             its General Partner



                                        By: /s/ Richard M. Fox
                                             Richard Fox, Managing Member


Fair Market Value pursuant to definition of "Exercise Price Per Share" subparagraph (i) $3.59.

                                      (15)

                                   ASSIGNMENT


          (To be executed only upon assignment of Warrant Certificate)

                    For value received, _________________________ hereby sells, assigns and transfers unto _____________________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer said Warrant Certificate on the books of Microleague Multimedia, Inc. with respect to the number of Penn Janney Shares set forth below, with full power of substitution in the premises:

       Name(s) of                                 No. of Penn
      Assignee(s)              Address           Janney Shares









If such number of Warrants shall not be all the Penn Janney Shares represented by the Warrant Certificate, a new Warrant Certificate shall be issued in the name of said undersigned for the balance remaining of the Penn Janney Shares represented by said Warrant Certificate.


Dated: ____________________, 19__



===============================================================================

Note: The above signature should correspond exactly with the name on the face of this Warrant Certificate.

                                SUBSCRIPTION FORM
                    (To be executed upon exercise of Warrant)


Microleague Multimedia, Inc.

                    The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _____________________ shares of Common Stock as provided for therein, and tenders herewith payment of the purchase price in full in the form of cash or a certified or official bank check in the amount of $____________.

                    Please issue a certificate or certificates for such Common Stock in the name of:


                                       Name ____________________________
                                           (Please Print Name, Address
                                           and Social Security No.)


                                       Signature ___________________________
                                             Note:  The above  signature  should
                                             correspond exactly with the name on
                                             the  first  page  of  this  Warrant
                                             Certificate or with the name of the
                                             assignee     appearing    in    the
                                             assignment form below.


               If such number of shares shall not be all the shares of Common Stock purchasable under the within Warrant Certificate, a new Warrant Certificate shall be issued in the name of the undersigned for the balance remaining of the shares of Common Stock purchasable thereunder.

                             CASHLESS EXERCISE FORM
                    (To be executed upon exercise of Warrant
                         pursuant to Section 2.02(a)(2)


                    The undersigned hereby irrevocably elects to surrender its Warrant for _________ shares of Common Stock or such lesser number of shares of Common Stock as may be purchased pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 2.02(a)(2) of such Warrant.

                    Please issue a certificate or certificates for such Common Stock in the name of:

                                              Name

                                              ---------------------------------
                                              (Please Print Name, Address and
                                              Social Security No.)

                                              Address
                                              ---------------------------------

                                              ---------------------------------

                                              ---------------------------------
                                              Social Security Number

                                              Signature

                                              ---------------------------------
                                              NOTE:    The    above    signature
                                                       should correspond exactly
                                                       with   the  name  on  the
                                                       first    page   of   this
                                                       Warrant  or with the name
                                                       of the assignee appearing
                                                       in  the  assignment  form
                                                       below.

               If said number of shares shall not be all the shares of Common Stock purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the shares of Common Stock purchasable thereunder.